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                                                                    Exhibit 23-A

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in this Registration Statement on Form S-4 of our report dated February 11, 2002 relating to the financial statements of Dana Corporation, which appears in such Registration Statement. We also consent to the incorporation by reference of our report dated February 11, 2002 relating to the financial statement schedule, which appears in Dana Corporation's Annual Report on Form 10-K for the year ended December 31, 2001.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Toledo, Ohio
July 18, 2002